Exhibit (h)(10)

SUBCUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

*********************

BY AND AMONG

Each Investment Company and/or Portfolio Series or Fund

of Each Investment Company Identified

on Schedule A Hereto

(each, a “Buyer”)

AND

MORGAN STANLEY & CO.

INCORPORATED

(Seller)

AND

STATE STREET BANK AND TRUST

COMPANY

(Custodian)

AND

THE BANK OF NEW YORK

(Subcustodian)

THIS SUBCUSTODIAL UNDERTAKING is made and entered into as of the date set forth below by and among Buyer, Seller, Custodian and Subcustodian.

RECITALS

WHEREAS, Custodian acts as custodian of certain Securities (as hereinafter defined) and funds of Buyer; and

WHEREAS, Buyer and Seller have entered into a PSA Master Repurchase Agreement dated as of January 30, 2003 (as it may be amended by the parties thereto, the “Master Repurchase Agreement”), and may from time to time enter into Transactions with respect to Eligible Securities (as hereinafter defined);

WHEREAS, Seller, Buyer, and Custodian, have requested that the Subcustodian enter into this agreement (the “Subcustodial Undertaking”) to undertake certain custodial functions in connection with the Master Repurchase Agreement;

WHEREAS, Buyer has instructed Custodian to appoint the Subcustodian in order to establish one or more Buyer’s Accounts, through which such Buyer(s) may collectively or individually enter into Transactions; and

WHEREAS, Subcustodian has agreed to such appointment and agrees to establish one or more Buyer’s Accounts (as defined herein) and a Seller’s Account (as defined herein) in order to effect Transactions on their behalf, all as more particularly set forth herein;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	DEFINITIONS

Whenever used in this Subcustodial Undertaking, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given them in the Master Repurchase Agreement.

A. “Authorized Person” shall mean any person, whether or not any such person is an officer or employee of Custodian, Buyer or Seller, as the case may be, duly authorized to give Oral Instructions and Written Instructions on behalf of Custodian, Buyer or Seller, such persons and their specimen signatures to be designated in Schedule II attached hereto, as such Schedule II may be amended from time to time.

B. “Book-Entry Securities” shall mean Book-entry Securities as defined in 31 C.F.R. Part 357.2 and any other securities registered in the form of an entry on the records of the Book-Entry System.

C. “Book-Entry System” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York (“FRBNY”).

D. “Business Day” shall mean any day on which (i) Custodian, (ii) Subcustodian, (iii) Seller, and (iv) the Book-Entry System or appropriate Clearing Corporation(s) are open for business.

E. “Buyer” shall mean each investment company and/or each portfolio series or fund of each investment company identified in Schedule A hereto on behalf of which such entity enters into a Transaction and as identified to Custodian in Oral or Written Instructions hereunder.

F. “Buyer’s Account” shall mean the Subcustodial account maintained by Subcustodian in the name of Custodian for the benefit and on behalf of Buyer for the deposit of Eligible Securities with respect to Transactions and, for such purpose, Buyer’s Account shall be deemed to be a “securities account” within the meaning of the UCC. For purposes of this Subcustodial Undertaking, Buyer’s Account shall include any account for the deposit of cash in connection therewith. For the purposes of this Agreement, Buyer’s Account shall be deemed to be a “securities account” within the meaning of the UCC, and Eligible Securities (excluding cash) in connection therewith shall be deemed to be “financial assets” within the meaning of the UCC.

G. “Clearing Corporation” shall mean The Depository Trust Company, Government Securities Clearing Corporation and any other clearing corporation within the meaning of Section 8-102 of the UCC, or otherwise authorized to act as a securities depository or clearing agency.

H. “Clearing Corporation Securities” shall mean securities which are registered in the name of Subcustodian or its nominee on the records of a Clearing Corporation.

I. “Custodian Contract” shall mean the custodian agreement with respect to any Buyer and Custodian, as amended from time to time.

J. “Eligible Securities” shall mean those types of Securities which Buyer, Seller and Subcustodian have agreed shall be eligible for Transactions by inclusion on a Schedule of Eligible Securities substantially in the form of Schedule I hereto, as such Schedule of Eligible Securities may be amended from time to time, and cash.

K. “Margin Percentage” shall mean the percentage indicated on Schedule I with respect to specific types of Eligible Securities, as Schedule I may be amended from time to time.

L. “Margin Value” shall mean the amount obtained by dividing the Market Value of Securities by the applicable Margin Percentage.

M. “Market Value of Securities” shall mean with respect to any Security as of any date, the sum of (i) the market value of such Security based on the most recently available closing bid price (usually from the previous Business Day) for the particular Security as made available to Subcustodian by pricing information services which Subcustodian uses generally for pricing such Securities, and (ii) accrued but unpaid Income, if any, on the particular Security (to the extent not included therein). In the case of cash and certificates of deposit, the face amount shall be deemed the Market Value. In the event that Subcustodian is unable to obtain the price of a particular Security from such pricing information services on any Business Day, the Market Value shall be as determined by Subcustodian in the reasonable exercise of its discretion based on information furnished to Subcustodian by one or more brokers (which excludes Seller) in such Security or Subcustodian may price such Security using a formula utilized by Subcustodian for such purpose in the ordinary course of its business.

N. “Notice of Default” shall mean a written notice delivered by Buyer to Custodian, Subcustodian and Seller, or by Seller toCustodian, Subcustodian and Buyer, informing Custodian and Subcustodian and the defaulting party of an Event of Default pursuant to Paragraph 11 of the Master Repurchase Agreement and setting forth the specific Event of Default thereunder.

O. “Oral Instructions” shall mean oral instructions received by Subcustodian from an Authorized Person.

P. “Physical Securities” shall mean securities and money market instruments issued in definitive form which are not Book-Entry Securities or Clearing Corporation Securities.

Q. “Purchased Securities” shall mean Eligible Securities transferred to Buyer’s Account in connection with Transactions.

R. “Securities” shall mean Book-Entry Securities, Clearing Corporation Securities, Physical Securities and cash.

S. “Seller’s Account” shall mean Seller’s clearing account on Subcustodian’s Government Securities Clearance System (“GSCS”), any other account in which Securities are held by Subcustodian on behalf of Seller pursuant to the terms of this Subcustodial Undertaking any account for the deposit of cash maintained in connection therewith. For the purposes of this Agreement, Seller’s Account shall be deemed to be a “securities account” within the meaning of the UCC, and Eligible Securities (excluding cash) deposited in connection therewith shall be deemed to be “financial assets” within the meaning of the UCC.

T. “UCC” shall mean the Uniform Commercial Code of the State of New York (as may be amended from time to time).

U. “Written Instructions” shall mean written communications received by Subcustodian from an Authorized Person by telex, facsimile, through GSCS or any other electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

All references to time in this Subcustodial Undertaking shall mean the time in effect on that day in New York, New York. Except as may otherwise apply for Income payable on particular Securities or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Subcustodial Undertaking for the transfer, payment or receipt of cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

2.	APPOINTMENT OF SUBCUSTODIAN; ACCOUNTS

A. Buyer has instructed Custodian to appoint the Subcustodian in order to establish one or more Buyer’s Accounts, through which such Buyer may collectively or individually enter into Transactions. Pursuant to such instructions (and subject to Paragraph 9.A. herein) Custodian hereby appoints and Subcustodian agrees to establish and maintain one or more Buyer’s Accounts.

B. Buyer, Seller and Custodian hereby appoint Subcustodian as subcustodian of all Securities and cash at any time delivered to Subcustodian in connection with Transactions subject to this Subcustodial Undertaking and as their agent to effect Transactions. Subcustodian hereby accepts appointment as Subcustodian and agent.

C. Custodian, Buyer and Seller each authorizes and instructs Subcustodian to utilize the Book-Entry System, Clearing Corporations and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Book-Entry Securities and Clearing Corporation Securities credited to Buyer’s Account and Seller’s Account will be represented in accounts at the Book-Entry System and the appropriate Clearing Corporation in the name of Subcustodian or its nominee which include only assets held by Subcustodian for its customers and shall not include any assets held by Subcustodian in its individual capacity. Transactions with respect to Book-Entry Securities and Clearing Corporation Securities will be effected in accordance with, and subject to, the rules, regulations, operating procedures and custody arrangements of the Book-Entry System and each Clearing Corporation, respectively. Custodian shall record on its books and records each Buyer’s respective interest in such Buyer’s Account.

3.	REPRESENTATIONS AND WARRANTIES

A. Buyer, Seller, Custodian and Subcustodian. Buyer, Seller, Custodian and Subcustodian each represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i) It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Subcustodial Undertaking and to perform all of the duties and obligations to be performed by it hereunder;

(ii) This Subcustodial Undertaking is, and with respect to Buyer and Seller only, each Transaction will be legally and validly entered into, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(iii) The person executing this Subcustodial Undertaking on its behalf has been duly and properly authorized to do so.

B. Further Representations of Custodian. Custodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i) It is a Massachusetts trust company with its principal office at 225 Franklin Street, Boston, Massachusetts 02110; and

(ii) It will maintain cash accounts in the name of each Buyer and administer such accounts in the same manner it administers similar accounts established for the same purpose.

C. Further Representations and Warranties of Subcustodian. Subcustodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i) It is a New York trust company with its principal office at One Wall Street, New York, New York 10286;

(ii) It will maintain Buyer’s Account as a custody account and shall administer Buyer’s Account in the same manner it administers similar accounts established for the same purpose; and

(iii) It maintains a book-entry securities account with FRBNY and each Clearing Corporation in which it holds Securities hereunder.

(iv) It will mark its books and records to reflect the Securities and cash owned by each Buyer’s Account.

4.	DEPOSIT OF CASH AND ELIGIBLE SECURITIES

A. Seller’s Instructions. On each Business Day that Seller and Buyer agree to enter into a Transaction subject to this Subcustodial Undertaking, Seller shall deliver to Subcustodian, prior to 2:00 p.m., Oral or Written Instructions containing the following information:

(i) the Purchase Date and Purchase Price;

(ii) the Repurchase Date and Repurchase Price (or rate); and

(iii) name of Buyer.

B. Seller’s Tender of Securities. By the close of business on the Purchase Date, Seller shall transfer, or cause to be transferred, to Seller’s Account sufficient Eligible Securities to complete Transactions on such Purchase Date. In connection therewith, Seller shall either deliver to Subcustodian Oral or Written Instructions identifying the Eligible Securities to be sold by Seller to Buyer, including a description setting forth the face amount of each Eligible Security and, where applicable, the CUSIP number for each such Eligible Security or instruct Subcustodian to identify Eligible Securities in Seller’s Account to be transferred to Buyer’s Account. At all times during which Subcustodian maintains a financial asset (as that term is used in the UCC) in Seller’s Account, Subcustodian shall maintain such asset in a quantity corresponding to the aggregate of all security entitlements (as that term is defined in the UCC) it has established in favor of Seller with respect to that financial asset.

C.	Buyer’s Purchase Price. Prior to 4:00 p.m. on the Purchase Date, Buyer shall transfer, or cause to be transferred, to Buyer’s Account sufficient cash such that the total cash balance in Buyer’s Account after such transfer equals or exceeds the Purchase Price contained in Seller’s Oral or Written Instructions.

5.	EFFECTING TRANSACTIONS

A. Purchase Date. On the Purchase Date for any Transaction subject to this Subcustodial Undertaking,(x) an Authorized Person on behalf of each applicable Buyer shall transmit trade instructions to the Seller and Proper Instructions (as defined in the Custodian Contract) by electronic or other means for such Transaction to the Custodian, and (y) Subcustodian shall transfer to Seller’s Account cash from Buyer’s Account in an amount equal to the Purchase Price and transfer from Seller’s Account to Buyer’s Account Eligible Securities in accordance with Seller’s Oral or Written Instructions with respect to such Transaction, subject to the following provisions:

(i) Determination of Eligible Securities; Negotiability. Subcustodian shall determine that Securities to be transferred to Buyer’s Account are Eligible Securities and that Physical Securities are in negotiable form. Any Securities which are not Eligible Securities and any Physical Securities which are not in negotiable form shall not be included in the calculations set forth below and shall not be transferred to Buyer’s Account.

(ii) Determination of Margin Value. Subcustodian shall determine the Margin Value of Eligible Securities to be transferred to Buyer’s Account.

(iii) Payment of Purchase Price. Provided the Margin Value of Eligible Securities to be transferred to Buyer’s Account equals or exceeds the Purchase Price with respect to such Transaction, Subcustodian shall transfer such Eligible Securities from Seller’s Account to Buyer’s Account and shall disburse from Buyer’s Account to Seller’s Account cash in an amount equal to the Purchase Price.

(iv) Advances for Transactions. Custodian shall have no obligation to make advances or incur overdrafts to a Buyer under the Custodian Contract in order to comply with a Buyer’s instruction concerning a Transaction under this Agreement.

(v) Maintenance of Buyer’s Account.

(a) Physical Securities. Subcustodian shall take possession of each Eligible Security which is a Physical Security at a secure facility at one of its offices in New York City and, during the term of a particular Transaction, shall identify such Physical Securities on its books and records as belonging to Custodian on behalf of Buyer.

(b) Book-Entry Securities. Each Eligible Security which is either (i) a Book-Entry Security, or (ii) a part of a fungible bulk of Book-Entry Securities shall be continuously maintained by Subcustodian in the Book-Entry System. During the term of a particular Transaction, Subcustodian shall identify such Book-Entry Securities on its books and records as belonging to Custodian on behalf of Buyer.

(c) Clearing Corporation Securities. Each Eligible Security which is either (i) a Clearing Corporation Security, or (ii) part of a fungible bulk of Clearing Corporation Securities shall be continuously maintained by Subcustodian in an account with the appropriate Clearing Corporation. During the term of a particular Transaction, Subcustodian shall continuously identify such Clearing Corporation Securities on its books and records as belonging to Buyer.

(vi) Intent of Buyer and Seller. Buyer and Seller agree that it is intended that Subcustodian act as a “securities intermediary” as such term is defined in the UCC with respect to Transactions hereunder. In addition, the parties intend that all Securities in Buyer’s Account and Seller’s Account (excluding cash) shall be treated as “financial assets”, as such term is defined in the UCC. Buyer and Seller further agree that each Transaction hereunder is intended to be a repurchase agreement as defined in Section 101(47) of the U.S. Bankruptcy Code (“Code”) and that Buyer’s or Seller’s right to liquidate securities delivered to it in connection with any Transaction hereunder or to exercise other remedies as provided hereunder or by the Master Repurchase Agreement is a contractual right as described in Sections 362(b)(7) and 559 of the Code. Notwithstanding that Buyer and Seller intend that each Transaction shall constitute a sale of securities, if for any reason any Transaction effected pursuant to this Subcustodial Undertaking shall not be deemed to be a sale of Securities, such Securities and any proceeds thereof held in a particular Buyer’s Account shall, for all purposes herein, be deemed to pledged to Buyer as security for the performance of Seller’s obligations hereunder.

B. Trust Receipts. Subcustodian is hereby authorized and directed to accept trust receipts as may be set forth in Schedule I hereto (each, a “Trust Receipt”) evidencing either the holding by the issuer of such Trust Receipt (a “Trust Receipt Issuer”) of Eligible Securities subject to Transactions or the crediting by the Trust Receipt Issuer to the account of Subcustodian of Eligible Securities subject to Transactions. Any Trust Receipt may be accompanied by an electronic file sent by Seller to Subcustodian containing information concerning the Eligible Securities represented by such Trust Receipts, including CUSIP number, par amount, maturity date and interest rates, upon which Subcustodian shall be entitled to rely without inquiry in performing its duties hereunder. Buyer may by Written Instructions direct Subcustodian not to accept Trust Receipts from particular Trust Receipt Issuers. Subcustodian shall hold Trust Receipts at a secure facility at one of its offices in New York City and, during the term of a particular Transaction, shall identify the Eligible Securities represented by Trust Receipts on its books and records as belonging to Buyer.

C. Subcustodian’s Inability to Complete a Repurchase Transaction. If Subcustodian is unable to complete a Transaction because Seller has failed to provide complete Oral or Written Instructions as required by Paragraphs 4A and 4B or either Buyer or Seller has failed to arrange for the transfer of sufficient cash or Eligible Securities to Buyer’s Account or Seller’s Account, respectively, Subcustodian shall promptly notify Seller and Buyer and await the receipt of such Oral or Written Instructions, cash or Eligible Securities. If Subcustodian has not received Oral or Written Instructions from Seller by 4:30 p.m., sufficient cash from Buyer by the close of the FRBNY money wire or sufficient Eligible Securities by the close of GSCS or the appropriate Clearing Corporation or such time as Subcustodian or Custodian may designate with respect to particular types of Physical Securities, Buyer and Seller irrevocably agree and instruct Subcustodian to effect the Transaction as follows: (i) if the cash balance in Buyer’s Account shall be less than the Purchase Price set forth in Seller’s Instructions, the cash balance in Buyer’s Account shall be deemed to be the Purchase Price, the remaining terms of the Transaction shall be determined in accordance with Paragraph 5A, and Seller shall provide Subcustodian with further Oral or Written Instructions with respect to a recalculated Repurchase Price for such Transaction; (ii) if the cash in Buyer’s Account equal to the Purchase Price exceeds the Margin Value of Eligible Securities in Seller’s Account, Subcustodian shall credit to Seller’s Account cash in an amount equal to the Margin Value of the Eligible Securities, and the difference between the amount credited to Seller’s Account and the Purchase Price shall be held by Subcustodian in Buyer’s Account and shall be designated cash held in substitution for Purchased Securities in Buyer’s Account in accordance with Paragraph 6B. In any event, Buyer and Seller shall remain obligated to each other pursuant to the original terms of each Transaction.

D. Simultaneous Transaction. Buyer and Seller agree that in effecting Transactions transfers between Buyer’s Account and Seller’s Account are intended to be, and shall be deemed to be, simultaneous.

E. Ownership of Securities. (i) Upon the transfer of cash to Seller’s Account and the transfer of Eligible Securities to Buyer’s Account, it is agreed by Seller and Buyer that, subject to Seller’s right of substitution and notwithstanding the credit of Income to Seller’s Account, the Purchased Securities shall be for all purposes the property of Custodian on behalf of Buyer(s). Buyer(s) agree, however, that, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, Buyer(s) will resell to Seller on the Repurchase Date the relevant Purchased Securities at the Repurchase Price

(ii) Buyer, Custodian, Seller and Subcustodian agree that all Purchased Securities and cash held in a Buyer’s Account from time to time will be held by Subcustodian in the name of Custodian for the benefit of Buyer, that Subcustodian will take such actions with respect to Buyer’s Account and any Purchased Securities and cash therein as Custodian or Buyer shall direct, and that in no event shall any consent of Seller be required for the taking of any such action by Subcustodian. Buyer hereby covenants that Buyer will not instruct Subcustodian to deliver any Securities to any person other than Seller until an Event of Default has occurred as to which Seller is the defaulting party. The foregoing covenant is for Seller’s benefit only and shall not constitute a limitation on any Buyer’s or Custodian’s right at any time to instruct Subcustodian and Subcustodian’s obligation to act upon such instructions. Subcustodian shall not be liable for any Losses (as defined in paragraph 9A) incurred or sustained by Buyer, Custodian, or Seller or any third party as a result of Subcustodian transferring any Purchased Securities or cash in a Buyer’s Account pursuant to Buyer’s or Custodian’s instructions (whether or not subsequent to receipt of a Notice of Default) and shall have no further obligation or responsibility to Custodian, Seller or Buyer under this Subcustodial Undertaking with respect to any Purchased Securities or cash transferred from a Buyer’s Account.

(iii) Any instruction from a Buyer, or from Custodian on behalf of a Buyer, to Subcustodian to transfer Purchased Securities or cash from a Buyer’s Account during the term of a Transaction shall be set forth in a written notice in substantially the form attached hereto as Appendix I. Such notice shall be delivered as provided in Paragraph 11.K. and shall send Seller a copy of same. Subcustodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions; it being understood and agreed that Subcustodian shall have no liability for its inability to comply with such instructions if the rules or systems of the Book-Entry System and/or applicable Clearing Corporation prevent Subcustodian from transferring Purchased Securities from a Buyer’s Account. Buyer shall pay, or cause to be paid, to Subcustodian all applicable fees, costs and charges associated with such transfer from Buyer’s Account.

F. No Lien or Pledge by Subcustodian. Subcustodian agrees that Purchased Securities shall not be subject to any security interest, lien or right of setoff by Subcustodian or any third party claiming through Subcustodian and Subcustodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any Purchased Securities.

G. Payment of Income. Until such time that Subcustodian shall receive a Notice of Default from Buyer pursuant to Paragraph 8, Subcustodian shall credit to Seller’s Account Income received by Subcustodian. After receipt of such Notice of Default from Buyer, Subcustodian shall credit to Buyer’s Account Income received by Subcustodian. The Subcustodian will notify Custodian on the Income payable date of any Income credited to a Buyer’s Account.

H. Confirmations. Subcustodian shall provide Buyer, Custodian and Seller with confirmation statements reflecting Purchased Securities and cash positions in Buyer’s Account on each Business Day or as otherwise may be requested by Buyer or Custodian. Buyer and Seller shall promptly review all such confirmation statements and shall promptly advise Subcustodian (and Custodian, in the case of Buyer) of any error, omission or inaccuracy in such statements. Subcustodian shall undertake to correct any errors, failures or omissions that are reported to Subcustodian by Buyer or Seller. Any such corrections shall be reflected on subsequent confirmation statements.

I. Deliveries by Subcustodian. All transfers of Securities or cash by Subcustodian to Buyer from Buyer’s Account to Buyer’s account(s) with the Custodian shall be made to Buyer by delivery to the account(s) designated in Schedule III, as may be amended from time to time by delivery to and receipt by Subcustodian of a new Schedule III.

6.	VALUATION AND SUBSTITUTIONS OF SECURITIES

A. Valuation of Securities. At the opening of each Business Day during which a Transaction subject to this Subcustodial Undertaking shall remain outstanding, Subcustodian shall determine the Margin Value of all Purchased Securities.

(i) Margin Deficit. In the event the Repurchase Price of outstanding Transactions is greater than the aggregate Margin Value of all Purchased Securities, Subcustodian shall so notify Seller prior to 2:00 p.m. On the date of any such notice, Seller shall promptly transfer to Buyer’s Account additional Eligible Securities (“Additional Eligible Securities”) such that, after transfer thereof to Buyer’s Account, the aggregate Margin Value of all Purchased Securities (including Additional Eligible Securities) equals or exceeds the Repurchase Price of outstanding Transactions. If Seller fails to transfer an appropriate amount of Additional Eligible Securities on the date of any such notice, Subcustodian shall notify Buyer and Seller and await further instructions from Buyer. All Additional Eligible Securities transferred to Buyer's Account shall be deemed to be Purchased Securities.

(ii) Margin Excess. In the event the then aggregate Margin Value of Purchased Securities shall exceed the Repurchase Price of outstanding Transactions (such excess amount, the “Margin Excess”), Subcustodian shall so notify Seller and, upon Oral or Written Instructions from Seller, Subcustodian shall transfer Purchased Securities from Buyer’s Account to Seller’s Account having a Market Value equal to the Margin Excess. Buyer hereby irrevocably authorizes Subcustodian to accept the Oral or Written Instructions of Seller identifying the specific Purchased Securities to be released from Buyer’s Account pursuant hereto. Upon transfer from Buyer's Account, released Securities shall cease to be Purchased Securities for all purposes hereunder.

B. Substitutions of Purchased Securities. Buyer hereby irrevocably authorizes Subcustodian, upon Oral or Written Instructions from Seller, to transfer Purchased Securities to Seller against transfer to Buyer’s Account of substitute Eligible Securities (“Substitute Eligible Securities”) determined by Subcustodian to have an aggregate Margin Value equal to or greater than the aggregate Margin Value of Purchased Securities released hereunder. All Substitute Eligible Securities transferred to Buyer’s Account shall be deemed to be Purchased Securities.

7.	REPURCHASE DATE

On the Repurchase Date for any Transaction, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, Buyer hereby irrevocably instructs Subcustodian to tender to Seller the Purchased Securities with respect to such Transaction and to transfer such Purchased Securities from Buyer’s Account to Seller’s Account. On the Repurchase Date for an open Transaction, Buyer or Seller will inform the other party by 10:00 a.m. that it intends to terminate such open Transaction and promptly provide Subcustodian with Oral or Written Instructions. Seller hereby irrevocably instructs Subcustodian at the time Purchased Securities are transferred to Seller’s Account to make payment to Buyer of the Repurchase Price by debiting cash from Seller’s Account and crediting cash to Buyer’s Account. If on the Repurchase Date Seller’s Account does not contain sufficient cash available to repurchase all Purchased Securities with respect to any Transactions, Subcustodian shall notify Seller and Buyer and Seller shall give Subcustodian Oral or Written Instructions identifying which Purchased Securities, if any, are to be repurchased and the Repurchase Price.

8.	DEFAULT

In the event that Buyer or Seller delivers a Notice of Default to Subcustodian, Subcustodian shall notify the defaulting party of its receipt of such Notice of Default and act in accordance with the instructions of the non-defaulting party with respect to such non-defaulting party’s rights pursuant to Paragraph 11 of the Master Repurchase Agreement. Subcustodian may fully rely without further inquiry on the statements set forth in such Notice of Default. In addition, Buyer and Seller acknowledge and agree that the provisions of Paragraph 12 of the Master Repurchase Agreement shall be fully effective with respect to all Transactions entered into between them, irrespective of whether such Transactions are entered into in connection with this Subcustodial Undertaking, directly between Buyer and Seller or otherwise. At any time after Subcustodian has received a Notice of Default from Buyer of an Event of Default under the Master Repurchase Agreement by Seller, Subcustodian is hereby instructed, notwithstanding any other provision to the contrary contained herein, to (i) cease transferring Eligible Securities, Securities and cash between Buyer’s Accounts and Seller’s Account and (ii) follow Custodian’s or Buyer’s instructions with respect to the Securities and cash in each Buyer’s Account. At any time after Subcustodian has received a Notice of Default from Seller of an Event of Default under the Master Repurchase Agreement by Buyer(s), Subcustodian is hereby instructed, notwithstanding any other provision to the contrary contained herein, to follow Seller’s instructions to accept into the Buyer’s Account relevant to the defaulting Buyer(s) cash in exchange for any Securities therein, in an amount equal to the Margin Value of the Securities to be exchanged.

9.	CONCERNING SUBCUSTODIAN AND CUSTODIAN

A. Each Buyer agrees (notwithstanding any provision of the Custodian Contract to the contrary) that: (a) the Custodian shall have no duty or obligation with regards to the selection, monitoring, or insolvency of the Subcustodian; (b) the Custodian shall be entitled to rely upon information received from time to time from the Subcustodian (including the information provided under Paragraphs 4 and 5 of this Subcustodial Undertaking) that it reasonably believes to be accurate and complete; (c) any actions taken by the Custodian in accordance with this Subcustodial Undertaking shall be deemed to have been authorized by Proper Instructions taken from such Buyer for purposes of the Custodian Contract; (d) the Custodian’s right to receive indemnification from such Buyer under the Custodian Contract shall not be affected by any provision of this Subcustodial Undertaking; and (e) for the avoidance of doubt, the Custodian’s sole obligation as a securities intermediary with respect to the Buyer’s Accounts is to mark the Custodian’s books and records to reflect the existence of each Buyer’s Account and each Buyer’s interest in each Buyer’s Account, and, upon the request of a Buyer, the Custodian shall transfer, assign and deliver to such Buyer the Custodian’s rights as an entitlement holder of the Subcustodian with respect to such Buyer’s interests in the applicable Buyer’s Account(s).

B. Limitation of Liability; Indemnification.

(i) Subcustodian shall not be liable for any costs, expenses, damages, liabilities or claims, including counsel fees (collectively, “Losses”), resulting from its action or inaction in connection with this SubCustodial Undertaking, including Losses which are incurred by reason of any action or inaction by the Book-Entry System, any Clearing Corporation or Trust Receipt Issuer, or their successors or nominees, except for those Losses arising out of (a) Subcustodian’s negligence, bad faith or willful misconduct, or (b) the breach by Subcustodian of any provisions of this Subcustodial Undertaking. In no event shall Subcustodian be liable to Buyer, Seller, Custodian or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Subcustodial Undertaking. Subcustodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion.

(ii) Seller agrees to indemnify Subcustodian and to hold it harmless against any and all Losses (including claims by Buyer or Seller) which are sustained by Subcustodian as a result of Subcustodian’s action or inaction in connection with this Subcustodial Undertaking, except those Losses arising out of Subcustodian’s negligence, bad faith or willful misconduct.

(iii) Buyer agrees to indemnify Subcustodian and to hold it harmless against any and all Losses which are sustained by Subcustodian by reason of or as a result of (a) the occurrence or continuance of an Event of Default by Buyer, (b) any negligence, bad faith or willful misconduct by Buyer in any way relating to, or arising from, this Subcustodial Undertaking or Transactions hereunder and (c) any action taken or omitted by Subcustodian pursuant to Buyer’s or Custodian’s Oral or Written Instructions. Notwithstanding the foregoing, Buyer shall not indemnify Subcustodian for those Losses arising out of the events described above which result from Subcustodian’s negligence, bad faith or willful misconduct.

(iv) If Seller is required to pay any amounts to Subcustodian pursuant to Paragraph 9A(ii) above for which Buyer is liable under Paragraph 9A(iii), then Buyer shall, upon demand by Seller, promptly reimburse Seller for all such amounts. If Buyer is required to pay any amounts to Subcustodian pursuant to part (c) of Paragraph 9A(iii) above, Buyer shall retain the right to demonstrate that any Losses incurred by Subcustodian as a result of Buyer’s Oral or Written Instructions were attributable to Instructions from Buyer that Buyer was entitled to give as a result of a material breach of the Agreement by Seller and to claim contribution from Seller in respect thereof. This indemnity shall be a continuing obligation of Buyer and Seller notwithstanding the termination of any Transactions or of this Subcustodial Undertaking.

B. No Guaranty by Subcustodian. It is expressly agreed and acknowledged by Buyer and Seller that Subcustodian is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Transactions hereunder, which liabilities and risks are the responsibility of Buyer and Seller, further, it is expressly agreed that Subcustodian is not undertaking to make credit available to Seller or Buyer to enable it to complete Transactions hereunder.

C. No Duty of Inquiry. Without limiting the generality of the foregoing, Subcustodian shall be under no obligation to inquire into, and shall not be liable for:

(i) The validity of the issue of any Securities purchased or sold by or for Buyer or Seller, the legality of the purchase or sale, or the validity or enforceability of any Trust Receipt received by Subcustodian hereunder;

(ii) The due authority of any Authorized Person to act on behalf of Buyer or Seller, or Custodian with respect to cash or Securities held in Buyer’s Account or Seller’s Account; or

(iii) The due authority of Buyer, Seller or any entities for which Buyer acts to purchase, sell or hold any particular Security hereunder.

D. Securities in Default. Subcustodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

E. Subcustodian Fee. Subcustodian shall be entitled to receive and Seller agrees to pay to Subcustodian such compensation as may be agreed upon from time to time between Subcustodian and Seller and Subcustodian’s reasonable out-of-pocket expenses.

F. Reliance on Oral/Written Instructions. Subcustodian shall be entitled to rely upon any Written Instruction or Oral Instruction received by Subcustodian and reasonably believed by Subcustodian to be delivered by an Authorized Person. Buyer, Custodian, and Seller agree to forward to Subcustodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Subcustodian by the close of business of the same day that such Oral Instructions are given to Subcustodian. Buyer, Custodian and Seller agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Subcustodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Subcustodian. Custodian shall give instructions under this Subcustodial Undertaking only upon receipt of Proper Instructions (as defined in the Custodian Contract) from a Buyer.

G. Reliance on Pricing Services. Subcustodian is authorized to utilize any generally recognized pricing information service (including brokers and dealers of Securities) in order to perform its valuation responsibilities hereunder, and Seller and Buyer agree to hold Subcustodian harmless from and against any Losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer, unless such Losses were incurred as a result of the negligence, bad faith and/or willful misconduct of Subcustodian.

H. Force Majeure. To the extent not caused by Subcustodian’s negligence, bad faith or willful misconduct, Subcustodian and Custodian shall not be responsible or liable to each other or to Seller or Buyer for any failure or delay in the performance of their respective obligations under this Subcustodial Undertaking arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions; provided however, that Subcustodian and/or Custodian shall use commercially reasonable efforts to resume performance as promptly as practicable under the circumstances.

I. No Additional Duties. Subcustodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Subcustodial Undertaking, and no covenant or obligation shall be implied in this Subcustodial Undertaking against Subcustodian.

J. No Duty Regarding Derivatives. If Buyer and Seller have selected Eligible Securities which derive all or a portion of their value from changes in the value of underlying securities, mortgages or other obligations, or one or more currencies, commodities, indices or other factors (hereinafter referred to as “Derivative Securities”), the parties understand that Subcustodian shall have no obligation to monitor whether any such Eligible Securities are also Derivative Securities. Accordingly, the parties agree that anything in the Subcustodial Undertaking to the contrary notwithstanding, it shall be Buyer’s and Seller’s responsibility to ensure that Eligible Securities do not include Derivative Securities unless they have otherwise agreed. Subcustodian shall have no liability whatsoever for any loss, damage or expense arising out of the ineligibility of Derivative Securities which are the subject of Transactions pursuant to the Subcustodial Undertaking.

10.	TERMINATION

Any of the parties hereto may terminate this Subcustodial Undertaking by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of giving of such notice. Upon termination hereof, Seller shall pay to Subcustodian such compensation as may be due to Subcustodian as of the date of such termination, and shall likewise reimburse Subcustodian for any disbursements and expenses made or incurred by Subcustodian and payable or reimbursable hereunder. If Buyer and Seller do not provide Written Instructions prior to the termination date, Subcustodian shall transfer Securities and cash held in Buyer’s Account to Custodian.

11.	MISCELLANEOUS

A. Authorized Persons. Buyer and Seller each agrees to furnish to Subcustodian a new Schedule II in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule II is received, Subcustodian shall be fully protected in acting under the provisions of this Subcustodial Undertaking upon Oral Instructions or Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule III. Subcustodian shall not accept any instructions or other notices on behalf of a Buyer or Custodian unless such instruction is from an Authorized Person.

B. Access to Books and Records. Upon reasonable request, Buyer (or Custodian at Buyer’s request) and Seller shall have access to Subcustodian’s books and records maintained in connection with this Subcustodial Undertaking during Subcustodian’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Buyer or Seller at its expense.

C. Invalidity of any Provision. In case any provision in or obligation under this Subcustodial Undertaking shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

D. Parties, Entire Agreement, Amendments.

(i) The Subcustodial Undertaking. This Subcustodial Undertaking represents the entire agreement among the parties hereto with respect to Transactions subject to this Subcustodial Undertaking and may not be amended or modified in any manner except by a written agreement executed by the parties hereto.

(ii) The Subcustodial Undertaking and the Master Repurchase Agreement. Buyer and Seller acknowledge and agree that the Master Repurchase Agreement in conjunction with this Subcustodial Undertaking represents the entire agreement between Buyer and Seller with respect to Transactions. Buyer and Seller acknowledge and agree that neither Custodian nor Subcustodian is a party to the Master Repurchase Agreement.

(iii) Applicability of Agreements. The rights and obligations as between the Custodian and each Buyer relating to the Transactions contemplated by this Subcustodial Undertaking shall be governed by this Subcustodial Undertaking, but as to all other matters between Custodian and each Buyer, shall be governed by the Custodian Contract.

E. Binding Agreement. This Subcustodial Undertaking shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Subcustodial Undertaking shall not be assignable by any party without the written consent of the other parties.

F. Applicable Law/Jurisdiction. This Subcustodial Undertaking shall be construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. Each party hereto hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereto hereby waives trial by jury in any proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Subcustodial Undertaking.

G. Waiver of Immunity. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity in connection with this Subcustodial Undertaking.

H. Headings and References. The headings and captions in this Subcustodial Undertaking are for reference only and shall not affect the construction or interpretation of any of its provisions.

I. Counterparts. This Subcustodial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

J. Inconsistency with Master Repurchase Agreement. In the event of any inconsistency between the terms and conditions of the Master Repurchase Agreement and this Subcustodial Undertaking with respect to the rights, duties or obligations of Subcustodian and Transactions subject to this Subcustodial Undertaking, the terms and conditions of this Subcustodial Undertaking shall govern.

K. Notices. Any notice authorized or required by this Subcustodial Undertaking shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, telex, facsimile to the individuals at addresses specified in Schedule IV or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

L. Confidentiality. The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Subcustodial Undertaking (including fee arrangements) and any amendment, supplement or Schedule hereto. In the event that any party hereto breaches any provision of this section, any other party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Subcustodian may disclose Buyer’s or Seller’s name, address, securities position and other information to such persons and to such extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on Subcustodian or any Clearing Corporation or the terms of the organizational documents of the issuer of any Security or the terms of any Security itself.

M. Principals Separate and Distinct. The parties hereto acknowledge that the assets and liabilities of each entity listed on Schedule A are separate and distinct. The parties hereto also agree that the obligations of each entity listed on Schedule A shall be several and not joint and the parties hereto agree not to proceed against any entity listed on Schedule A for the obligations of another entity listed on Schedule A. Notwithstanding any provision of this Subcustodial Undertaking to the contrary, each Transaction hereunder shall be deemed to be a separate Transaction with the Seller and the Buyer identified in the Oral or Written Instructions delivered by the Seller pursuant to Section 4A(iii) hereof, and if there is more than one Buyer so identified, the obligations of each such Buyer hereunder shall be several and not joint.

N. Limitation of Buyer’s Liability. Each Fund is entering into this Subcustodial Undertaking on behalf of its separate portfolios, each of which shall be deemed a Buyer, with respect of any particular Transaction hereunder, provided that, the name of the Buyer is identified in the Oral or Written Instructions received by Subcustodian in connection with that Transaction. Accordingly, Seller and Subcustodian agree that they shall look only to the assets of the individual portfolio which acted as Buyer and whose assets were invested in connection with a particular Transaction for enforcement of any claims arising in connection with such Transaction.

O. Limitation of Shareholder Liability. For any Transaction involving a Fund organized as a common law or business trust (or a series thereof) where the trustees, officers, employees or interestholders of such common law or business trust (or series thereof) could potentially be held personally liable for its obligations, Seller and Subcustodian acknowledge and agree that, to the extent such trustees or interestholders could potentially be regarded as entering into the Subcustodial Undertaking, they do so only as trustees or interestholders, as the case may be, and not individually and that the obligations of the Subcustodial Undertaking are not binding upon any such trustee, officer, employee or interestholder individually, but are binding only upon the assets and property of said Fund. Seller hereby agrees that such trustees, officers, employees or interestholders shall not be personally liable under the Subcustodial Undertaking and that Seller and Subcustodian shall look solely to the property of the Fund for the performance of the Subcustodial Undertaking.

IN WITNESS WHEREOF, the parties hereto have caused this Subcustodial Undertaking to be executed by their respective corporate officers, thereunto duly authorized, as of the 30th day of January, 2003.

ING VP Balanced Portfolio, Inc., ING Strategic Allocation Portfolios, Inc., ING GET Funds, ING VP Bond Portfolio, ING VP Money Market Fund, ING Variable Funds, ING Variable Portfolios, Inc., ING Series Fund, Inc., on behalf of each such entity and/or its funds or portfolios as set forth in Schedule A
MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael J. Roland	By:	/s/ Nelson Young
Name/Title:	Michael J. Roland, EVP	Name/Title:	Nelson Young, Executive Director

STATE STREET BANK AND TRUST COMPANY		THE BANK OF NEW YORK\

By:	/s/ Robert G. Novellaur	By:	/s/ Claire A. Meskovic
Name/Title:		Name/Title:	Claire A. Meskovic, Vice President

SCHEDULE A

ING VP BALANCED PORTFOLIO, INC.

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Balanced Portfolio

ING VP Strategic Allocation Income Portfolio

ING GET FUNDS

ING GET Fund – Series D

ING GET Fund – Series E

ING GET Fund – Series G

ING GET Fund – Series H

ING GET Fund – Series I

ING GET Fund – Series J

ING GET Fund – Series K

ING GET Fund – Series L

ING GET Fund – Series M

ING GET Fund – Series N

ING GET Fund – Series P

ING GET Fund – Series Q

ING GET Fund – Series R

ING GET Fund – Series S

ING GET Fund – Series T

ING GET Fund – Series U

ING GET Fund – Series V

ING VP BOND PORTFOLIO

ING VP MONEY MARKET FUND

ING VP Money Market Portfolio

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Growth Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING SERIES FUND, INC.

ING Strategic Allocation Growth Fund

ING Balanced Fund

ING Bond Fund

ING Strategic Allocation Balanced Fund

ING Government Fund

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Index Plus Protection Fund

ING Strategic Allocation Income Fund

ING Aeltus Money Market Fund

ING Classic Principal Protection Fund I

ING Classic Principal Protection Fund II

ING Classic Principal Protection Fund III

ING Classic Principal Protection Fund IV

ING Small Company Fund

ING Value Opportunity Fund

Brokerage Cash Reserves

SCHEDULE I

SCHEDULE OF ELIGIBLE SECURITIES

	Yes/No	Margin		Yes/No	Margin		Yes/No	Margin
U.S. TREASURIES			GNMA			PRIVATE LABELS MBS & CMOS
BILLS	YES	102%	TRUST RECEIPTS	NO		MBS PASS THROUGHS – Aaa only	NO
BONDS	YES	102%	GNMA I/II-SINGLE FAMILY	NO		CMO TYPES:
NOTES	YES	102%	GNMA I/II-OTHERS-FIXED RATE	NO		RESIDUALS	NO
STRIPS	YES	103%	GNMA I/II OTHERS-ADJUST. RATE	NO		INVERSE IO FLOATERS	NO
SYNTHETIC TREASURIES	NO					IOettes	NO
(e.g.CATS,COUGRS,TIGRS)			AGENCY MORTGAGE BACKS			INTEREST ONLY (IO)	NO
			TRUST RECEIPTS	NO		PRINCIPAL ONLY (PO)	NO
AGENCY DEBENTURES			PASS THROUGHS-FIXED RATE	NO		INVERSE FLOATERS	NO
FAMC (Fed Agriculture Mtge Corp)	NO		PASS THROUGHS-ADJUST. RATE	NO		COMPANION FLOATERS	NO
FCFAC (Farm Credit Finan. Asst.)	YES	102%	MBS STRIPS (IO,PO,RECOMB)	NO		SEQUENTIAL FLOATERS	NO
FFCB (Farm Credit System Banks)	YES	102%				PAC & OTHER SEQUENTIAL FLOATERS	NO
FmHA (Farmers Home Admin.)	NO		AGENCY REMICS/CMOS			Z BONDS	NO
FHLB (Federal Home Loan Banks)	YES	102%	REMIC TYPES:			COMPANION BONDS	NO
FHLMC (Federal Home Loan Mtge)	YES	102%	RESIDUALS	NO		SEQUENTIAL BONDS	NO
FICO (Financing Corporation)	NO		INVERSE IO FLOATERS	NO		TAC BONDS	NO
FLBB (Federal Land Bank Bonds)	YES	102%	Ioettes	NO		PAC & OTHER SCHEDULED BONDS	NO
FNMA (Federal Nat’l Mtge Corp)	YES	102%	INTEREST ONLY (IO)	NO
REFCO (Resolution Funding Corp)	YES	102%	PRINCIPAL ONLY (PO)	NO		ASSET BACKED SECURITIES
SLMA (Student Loan Mtge Corp)	YES	102%	INVERSE FLOATERS	NO		CREDIT CARD & OTHER ASSET BACKS	NO
TVA (Tennessee Valley Authority)	NO		COMPANION FLOATERS	NO
USPS (U.S. States Postal Service)	NO		SEQUENTIAL FLOATERS	NO		CORPORATES
AGENCY STRUCTURED NOTES	NO		PAC & OTHER SEQUENTIAL FLOATERS	NO		INVESTMENT GRADE (>BBB-)	NO
			Z BONDS	NO		NON-INVESTMENT GRADE (<BB+)	NO
INTERNATIONAL AGENCIES			COMPANION BONDS	NO		MEDIUM-TERM NOTE ( > BBB-)	NO
ADBB (Asian Development Bank)	NO		SEQUENTIAL BONDS	NO		MEDIUM-TERM NOTE ( < BB+)	NO
AFDB (African Development Bank)	NO		TAC BONDS	NO
IADB (Inter-American Dev. Bank)	NO		PAC & OTHER SCHEDULED BONDS	NO		MONEY MARKETS
IFCO (International Finance Corp)	NO					COMMERCIAL PAPER ( >A1/P1)	NO
WLDB (World Bank)	NO		EQUITIES			COMMERCIAL PAPER ( <A2/P2)	NO
			COMMON	NO		BANKERS ACCEPTANCE	NO
CASH	YES	100%	PREFERRED	NO		CD (DOMESTIC & EURO)	NO
						BANK NOTES	NO

BUYER ACKNOWLEDGES AND AGREES THAT IF A CLASS OF SECURITY CONTAINS NEW ISSUES OF SECURITIES, SUCH NEW ISSUES OF SECURITIES SHALL BE DEEMED TO BE ELIGIBLE SECURITIES.

SCHEDULE II

The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Subcustodial Undertaking In Connection With Master Repurchase Agreement dated as of January 30, 2003.

BUYER

Name	Signature

Todd Bates	/s/ Todd Bates

Amy Glover-Giusto	/s/ Amy Glover-Giusto

James B. Kauffmann	/s/ James B. Kauffmann

Aprille E. Johnson	/s/ Aprille E. Johnson

Jennifer J. Thompson	/s/ Jennifer J. Thompson

SELLER

Name	Signature

SCHEDULE III

Account Information for Delivery of Buyer’s Securities and Cash

ABA#: 011 000028

Bank/Custodian: State Street Bank & Trust Company

Money Wire Instructions: ABA#011 0000 28 STBOS/Custody/Acct#

ACCOUNT NAME	ACCOUNT NUMBER
ING VP Balanced Portfolio	PL3S
ING VP Strategic Allocation Growth Portfolio	PL3X
ING VP Strategic Allocation Balanced Portfolio	PL3Y
ING VP Strategic Allocation Income Portfolio	PL3Z
ING GET Fund Series D	PL3V
ING GET Fund Series E	PL3W
ING GET Fund Series G	PL4M
ING GET Fund Series H	PL4N
ING GET Fund Series I	PL4P
ING GET Fund Series J	PL4Q
ING GET Fund Series K	PL4R
ING GET Fund Series L	PL4S
ING GET Fund Series M	PL4V
ING GET Fund Series N	PL4W
ING GET Fund Series P	PL4X
ING GET Fund Series Q	PL6F
ING GET Fund Series R	PL6G
ING GET Fund Series S	PL6J
ING GET Fund Series T	PL6M
ING GET Fund Series U	PL6R
ING GET Fund Series V
ING VP Bond Portfolio	PL3R
ING VP Money Market Portfolio	PL3Q
ING VP Growth and Income Portfolio	PL3P
ING VP Growth Portfolio	PL4D
ING VP Small Company Portfolio	PL4E
ING VP Value Opportunity Portfolio	PL4F
ING VP Index Plus Large Cap Portfolio	PL4B
ING VP Index Plus Mid Cap Portfolio	PL4H
ING VP Index Plus Small Cap Portfolio	PL4G
ING Strategic Allocation Growth Fund	PL5G
ING Balanced Fund	PL5F
ING Bond Fund	PL4Y
ING Strategic Allocation Balanced Fund	PL5H
ING Government Fund	PL5B
ING Growth and Income Fund	PL5A
ING Growth Fund	PL5D
ING Index Plus Large Cap Fund	PL5N
ING Index Plus Mid Cap Fund	PL5R
ING Index Plus Small Cap Fund	PL5Q
ING Index Plus Protection Fund	PL6B
ING Strategic Allocation Income Fund	PL5J
ING Aeltus Money Market Fund	PL4Z

SCHEDULE III (continued)

ING Classic Principal Protection Fund I	PL5W
ING Classic Principal Protection Fund II	PL5Y
ING Classic Principal Protection Fund III	PL5Z
ING Classic Principal Protection Fund IV	PL6A
ING Small Company Fund	PL5E
ING Value Opportunity Fund	PL5P
Brokerage Cash Reserves	PL5X

SCHEDULE IV

ADDRESS FOR NOTICES

TO SELLER:

Morgan Stanley & Co. Incorporated

1585 Broadway/3rd Floor

New York, N.Y. 10036

Attention: Yann Lalande

Tel: (212) 761-2392

Fax: (212) 507-4912

TO BUYER:

c/o ING Investments LLC

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258-2034

Attn: Maria Anderson

Tel: (480) 477-2169

c/o Aeltus Investment Management, Inc.

10 State House Square

Hartford, CT 06103-3602

Attn: Mary Balch

Tel: (860) 275-2309

Fax: (860) 616-4572

With additional notice to such parties as may be identified by ING Funds from time to time with respect to certain funds

TO CUSTODIAN:

State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, Missouri 64105

Attn: Mark Nicholson

Phone: (816) 871-4100

Fax: (816) 871-

TO SUBCUSTODIAN:

The Bank of New York

One Wall Street, 4th Floor

New York, New York 10286

Government Securities Clearance Division

Attn: Tri-Party Services

Phone: (212) 635-4857

Fax: (212) 635-1190

APPENDIX I

To:	The Bank of New York
Broker Dealer Services
One Wall Street, 4th Floor
New York, New York 10286
Attention: Vice President

This notice is given pursuant to Paragraph 5E of the Subcustodial Undertaking in Connection With Master Repurchase Agreement by and among Each Buyer Identified on Schedule I (“Buyer”),                                          (“Seller”), State Street Bank and Trust Company (“Custodian”) and The Bank of New York (“Subcustodian”) dated as of                      (the “Subcustodial Undertaking”). Buyer hereby instructs Subcustodian to transfer the Purchased Securities and cash in Buyer’s Account (as defined in the Subcustodial Undertaking) to:

ABA:

Bank or Depository:

City:

Account Name:

Account Number:

Date:

[Buyer]

By:
Title: